Exhibit 99.1

News Release	Zep Inc. 1310 Seaboard Industrial Blvd., NW Atlanta, GA 30318 www.zepinc.com

Zep Inc. Reports Fiscal Second Quarter 2015 Results

Fiscal Second Quarter 2015 Highlights:

•                  Second quarter net sales of $160.1 million represented 3.8% growth on a comparable basis and 1.5% including the effects of the fire and foreign exchange

•                  Earnings per diluted share were $0.01 compared to a loss of ($0.03) last year

•                  Cash earnings per diluted share were $0.10

•                  Full capability now established to service 100% of aerosol customer demand

(ATLANTA — April 8, 2015) — Zep Inc. (NYSE: ZEP), a leading consumable chemical packaged goods company that manufactures a wide variety of high-performance maintenance and cleaning chemicals, today reported financial results for the three and six-month periods ended February 28, 2015.

“I’m pleased to see a continuation of organic sales growth trends this quarter.  Transportation-related end-markets continued to show strong growth while promotional activity drove increases in our retail home center business,” said John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc.  “Due to the outstanding effort of our associates, we’ve now established full aerosol capability and minimized the revenue impacts from the fire.  Additionally, as we communicated last quarter, we reduced inventory in the quarter that resulted in unfavorable manufacturing absorption which negatively impacted earnings by $0.02 per diluted share compared to the prior year.”

Net sales, on a comparable basis, grew 3.8% in the second fiscal quarter to $160.1 million as a result of increases in both volume and price. Strong gains in transportation-related end-markets and at retail home centers drove organic sales gains that more than offset declines in our North American Sales & Service business. Gross profit margin in the first quarter of fiscal 2015 was 45.2% which was impacted by channel mix given the success in many of our retail businesses and lower manufacturing absorption.  Fiscal 2015 gross profit margins are expected to be between 46-48% of net sales.  Selling, distribution and administrative expenses were $800,000 lower compared to last year as the prior year included expenses for the California legal settlement.  Interest expense was approximately $1.6 million lower than last year due to lower interest rates and $1.0 million of one-time interest costs associated with the settlement of the California legal matter in the prior year.

A more detailed discussion of the Company’s long-term objectives and financial goals may be found in our Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”). The Forms 10-K and 10-Q are available via the Company’s website at www.zepinc.com.

About Zep Inc.

Zep Inc., with fiscal year 2014 net sales of approximately $700 million, is a leading consumable chemical packaged goods company selling a wide variety of high-performance chemicals that help professionals and prosumers clean, maintain and protect their assets.  We are focused on the attractive industry dynamics of the transportation market and the industrial maintenance and repair operation (“MRO”) market, which together now comprise approximately 63% of our revenue with the balance derived from sales into the facilities maintenance vertical.  We market these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Zep Professional®, Zep

Automotive®, Enforcer®, Misty®, TimeMist®, TimeWick™, Country Vet®, Original Bike Spirits®, Blue Coral®, Black Magic®, Rain-X®, Niagara National™, FC Forward Chemicals®, Rexodan®, Mykal™, and a number of private label brands. Founded in 1937, some of Zep Inc.’s brands have been in existence since 1896.  Zep Inc. is headquartered in Atlanta, Georgia.  Visit our website at www.zepinc.com.

Forward Looking Statements and use of Non-GAAP Information

This release contains, and other written or oral statements made by or on behalf of Zep Inc. may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results.  Examples of forward-looking statements in this press release include, but are not limited to, statements about the continued lowering of inventory levels for the remainder of fiscal 2015 and the expectation that gross profit margins will be between 46-48% of net sales in fiscal 2015.

Our forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to:

•                  the ongoing impact of the fire that occurred at our aerosol manufacturing facility on May 23, 2014 on our financial results, operations and prospects;

•                  general economic conditions;

•                  the cost or availability of raw materials;

•                  competition in the markets we serve;

•                  our ability to realize anticipated benefits from strategic planning initiatives and the timing of the benefits of such actions;

•                  market demand and pricing for our products and/or services;

•                  our ability to maintain our customer relationships; and

•                  litigation and other contingent liabilities, such as environmental matters.

A variety of other risks and uncertainties could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. A number of those risks are discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2014. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

The unaudited consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are supplemented by a table that reconciles EBITDA, adjusted EBITDA, adjusted earnings per diluted share and adjusted cash earnings per diluted share, which are non-GAAP financial information that are referenced in this press release to the nearest GAAP measure.  This non-GAAP financial information is provided to enhance the user’s overall understanding of our financial performance. Specifically, management believes that EBITDA, adjusted EBITDA, adjusted earnings per diluted share and adjusted cash earnings per diluted share may provide additional information with respect to our performance or ability to meet our future debt service obligations, capital expenditures and working capital requirements.  This non-GAAP financial information should be considered in addition to, and not as a substitute for, or superior to, results prepared in accordance with GAAP.  Moreover, this non-GAAP information may not be comparable to EBITDA, adjusted EBITDA, adjusted earnings per diluted share or adjusted cash earnings per diluted share reported by other companies because the items that affect net earnings that we exclude when calculating EBITDA, adjusted EBITDA, adjusted earnings per diluted share and adjusted cash earnings per diluted share may differ from the items taken into consideration by other companies.

Zep Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(In thousands, except share and per-share data)

	February 28, 2015	August 31, 2014
ASSETS
Cash and cash equivalents	$3,129	$14,303
Accounts receivable, less reserve for doubtful accounts of $3,950 at February 28, 2015 and $4,474 at August 31, 2014	95,601	108,010
Inventories, net	83,864	75,950
Insurance receivable	9,564	13,106
Prepaid expenses and other current assets	13,062	6,254
Deferred income taxes	8,164	10,452
Total Current assets	213,384	228,075
Property, plant and equipment, net of accumulated depreciation of $117,042 at February 28, 2015 and $112,794 at August 31, 2014	72,951	75,361
Goodwill	120,254	121,005
Identifiable intangible assets, net	116,506	121,643
Other long-term assets	12,260	10,127
Total Assets	$535,355	$556,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current maturities of long-term debt	$20,001	$20,006
Accounts payable	51,437	65,874
Accrued compensation	16,490	19,720
Other accrued liabilities	33,130	39,329
Total Current liabilities	121,058	144,929
Long-term debt, less current maturities	190,446	186,880
Deferred income taxes	17,930	13,931
Other long-term liabilities	16,880	17,092
Total Liabilities	346,314	362,832

Commitments and Contingencies (Note 5)
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 22,664,359 issued and outstanding at February 28, 2015, and 22,396,229 issued and outstanding at August 31, 2014	227	224
Paid-in capital	111,494	108,432
Retained earnings	73,663	72,918
Accumulated other comprehensive income	3,657	11,805
Total Stockholders’ equity	189,041	193,379
Total Liabilities and Stockholders’ equity	$535,355	$556,211

Zep Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(In thousands, except per share data)

	Three Months Ended February 28,		Six Months Ended February 28,
	2015	2014	2015	2014

Net sales	$160,070	$157,752	$328,360	$322,644
Cost of products sold	87,758	83,709	177,267	169,340
Gross profit	72,312	74,043	151,093	153,304

Selling, distribution, and administrative expenses	70,110	70,889	141,610	142,276
Fire related gain, net	(1,000)	—	(1,000)	—
Restructuring costs	578	—	507	—
Acquisition and integration costs	—	417	—	1,031
Operating profit	2,624	2,737	9,976	9,997

Other expense:
Interest expense, net	1,862	3,441	3,658	5,752
Loss on foreign currency transactions	377	120	807	170
Miscellaneous expense, net	97	125	283	187
Total other expense	2,336	3,686	4,748	6,109
Income (loss) before income taxes	288	(949)	5,228	3,888
Income tax provision (benefit)	126	(267)	1,928	1,473
Net income (loss)	$162	$(682)	$3,300	$2,415

Earnings (loss) per share:
Basic earnings (loss) per share	$0.01	$(0.03)	$0.15	$0.11
Diluted earnings (loss) per share	$0.01	$(0.03)	$0.14	$0.11

Shares used for computation:
Basic	22,553	22,320	22,497	22,242
Diluted	23,017	22,320	22,993	22,871

Dividends Declared per Share	$0.06	$0.05	$0.11	$0.10

Zep Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(In thousands)

	Six Months Ended February 28,
	2015	2014
Operating Activities
Net income	$3,300	$2,415
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	10,751	11,042
Gain on disposal of fixed assets	(3)	(68)
Excess tax benefits from share-based payments	(116)	(201)
Other non-cash charges	1,580	1,735
Deferred income taxes	3,554	843
Insurance proceeds for fire related operating costs	6,322	—
Change in assets and liabilities:
Accounts receivable	8,754	8,263
Inventories	(9,791)	(10,286)
Prepayments and other current assets	(20,189)	617
Accounts payable	(13,066)	5,593
Accrued compensation and other current liabilities	(7,738)	(18,954)
Other long-term liabilities	(244)	111
Other assets	(1,208)	(555)
Net cash provided by (used for) operating activities	(18,094)	555

Investing Activities
Purchases of property, plant, and equipment	(5,218)	(5,269)
Insurance proceeds for assets damaged in fire	10,536	—
Proceeds from sale of property, plant, and equipment	3	67
Principal payment from innovation partner	—	300
Net cash provided by (used for) investing activities	5,321	(4,902)

Financing Activities
Proceeds from credit facility borrowings	301,604	176,900
Repayments of borrowings from credit facility	(290,679)	(171,025)
Principal repayment — industrial revenue bonds	(7,150)	—
Proceeds from (payments for) secured borrowings	(498)	(1,342)
Debt issuance costs	159	—
Stock issuances	1,369	1,981
Excess tax benefits from share-based payments	116	201
Dividend payments	(2,556)	(2,262)
Net cash provided by financing activities	2,365	4,453
Effect of exchange rate changes on cash	(766)	20
Net change in cash and cash equivalents	(11,174)	126
Cash and cash equivalents — beginning of period	14,303	2,402
Cash and cash equivalents — end of period	$3,129	$2,528

Zep Inc.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited; In thousands)

	Three Months Ended February 28,		Six Months Ended February 28,
	2015	2014	2015	2014

Net income (loss)	$162	$(682)	$3,300	$2,415
Interest expense, net	1,862	3,441	3,658	5,752
Income tax provision (benefit)	126	(267)	1,928	1,473
Depreciation and amortization	5,328	5,519	10,751	11,042
EBITDA	$7,478	$8,011	$19,637	$20,682

Acquisition & integration costs	—	417	—	1,031
Restructuring	578	—	507	—
California legal matter	44	2,777	87	3,549
Fire related gain, net	(1,000)	—	(1,000)	—
Margin on lost sales — fire related	299	—	1,590	—
Adjusted EBITDA	$7,399	$11,205	$20,821	$25,262

Adjusted EBITDA margin	4.6%	7.1%	6.3%	7.8%

	Three Months Ended February 28,		Six Months Ended February 28,
	2015	2014	2015	2014

Net income (loss)	$162	$(682)	$3,300	$2,415
Acquisition and integration costs	—	417	—	1,031
Restructuring costs	578	—	507
California legal matter	44	3,825	87	4,597
Fire related gain, net	(1,000)	—	(1,000)	—
Margin on lost sales — fire related	299	—	1,590	—
Net tax effect of above items	35	(1,193)	(437)	(2,132)
Adjusted net income	$118	$2,367	$4,047	$5,911

	Three Months Ended February 28,		Six Months Ended February 28,
	2015	2014	2015	2014

Diluted earnings (loss) per share	$0.01	$(0.03)	$0.14	$0.11
Acquisition and integration costs, net of tax	—	0.01	—	0.03
Restructuring costs, net of tax	0.01	—	0.01	—
California legal matter, net of tax	0.00	0.12	0.00	0.12
Fire related (gain), net of tax	(0.02)	—	(0.03)	—
Margin on lost sales — fire related, net of tax	0.01	—	0.04	—
Adjusted diluted earnings per share	$0.01	$0.10	$0.16	$0.26
Amortization	0.09	0.09	0.18	0.18
Adjusted cash earnings per share	$0.10	$0.19	$0.34	$0.44

	Three Months Ended
	February 28,
	2015	2014	Growth Rate

Net sales	$160,070	$157,752	1.5%
Foreign currency impact	3,270	—
Adjusted net sales, constant currency	$163,340	$157,752	3.5%

Fire-related lost sales	460	—
Adjusted net sales, constant currency & fire related	$163,800	$157,752	3.8%

Investor Contact:

Don De Laria

VP, Investor Relations & Communications

404-350-6266

don.delaria@zep.com